EXHIBIT J

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Phoenix Insight Funds Trust:

We consent to the use of our report dated February 22, 2006 with respect to the financial statements of eighteen of the funds constituting the Phoenix Insight Funds Trust (formerly Harris Insight Funds Trust), comprising the Government Money Market, Money Market, Tax-Exempt Money Market, Short/Intermediate Bond, Bond, Intermediate Government Bond, High Yield Bond, Intermediate Tax-Exempt Bond, Tax-Exempt Bond, Equity, Core Equity, Small-Cap Opportunity, Small-Cap Value, Index, Small-Cap Growth, Balanced, International, and Emerging Markets Funds as of December 31, 2005, incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights" in the Prospectuses.

                                                                    /s/ KPMG LLP

Philadelphia, Pennsylvania
June 22, 2006